NEWS RELEASE

VIAVI Announces Preliminary Financial Results and Reporting Date for Fiscal Third Quarter 2023

Chandler, Arizona, April 17, 2023 – (NASDAQ: VIAV) Viavi Solutions Inc. (“VIAVI” or the “Company”) today announced selected unaudited preliminary financial results for its fiscal third quarter ended April 1, 2023. All information in this press release is preliminary and approximate, including subject to normal quarter-end accounting review.

For the third quarter, preliminary revenue is expected to be between $246 million and $248 million as compared to prior guidance of $256 million to $276 million. This was primarily driven by weakness in our NSE segment that experienced higher than expected pullback in demand for Lab products. The resulting preliminary non-GAAP operating margin is expected to be between 10.5% and 11.5% as compared to our guidance range of 13.0% to 14.2%.

“The pullback in R&D spend at network equipment manufacturers (NEMs) and semiconductor companies was much higher than anticipated leading to revenue and non-GAAP operating margin coming in below the lower end of our guidance” said Oleg Khaykin, VIAVI’s President and Chief Executive Officer. “The spending conservatism and rapid slowdown that we saw in the Service Provider and Data Center spend at the end of fiscal first quarter is now percolating down to the system and component suppliers.”

Khaykin added, “The rest of the NSE business came in-line with our original expectations. We continue to see stabilization of demand for our field instruments. Our OSP business segment revenue was also within our initial expected range. Our previously announced cost reduction measures are progressing on schedule, and we expect them to be substantially complete by end of this fiscal year.”

VIAVI News Release
VIAVI Q3 Earnings and Conference Call Information

The Company will host an earnings call on May 2nd at 1:30pm PT / 4:30pm ET. A live webcast of the call and the replay will be available on the VIAVI website at https://investor.viavisolutions.com. The quarterly earnings press release, supplementary slides and historical financial tables will be posted under the “Quarterly Results” section.

To participate via telephone:
Toll-Free Dial-In Number: +1 (888) 330-2022
Toll Dial-In Number: +1 (646) 960-0690
Conference ID: 3072689

Replay of the call:
Toll Free Dial in Number: +1 (800) 770-2030
Toll Dial in Number: +1 (647) 362-9199
Conference ID: 3072689
Start date: May 2, 2023, 4:30pm PT
End date: May 9, 2023, 8:59pm PT

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any expectation, anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, profitability targets, free cash flow and other financial metrics, as well as the impact and duration of certain trends and market position and conditions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin ranges across our portfolio; (c) consolidations in our customer base; (d) unforeseen changes or deceleration in the demand for current and new products, technologies, services, delays or unforeseen events in the roll-out of new industry platforms such as 5G or evolving technology such as 3D sensing and customer purchasing delays due to macroeconomic conditions, tightening of expenditures or as they assess or transition to such new technologies and/or architectures, all of which limit near-term demand visibility, and could negatively impact potential revenue; (e) continued decline of average selling prices across our businesses; (f) notable seasonality and a significant level of in-quarter book-and-ship business; (g) various product and manufacturing transfers, site consolidations, product discontinuances and restructuring and workforce reduction plans, including anticipated cost savings

VIAVI News Release
associated with such plans; (h) challenges integrating the businesses the Company has acquired and realizing all of the expected benefits and savings; (i) supply chain and materials constraints and the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand; (j) potential disruptions or delays to our manufacturing and operations due to climate conditions and natural disasters in the regions where we operate, such as wildfires, drought conditions and related water shortages in Arizona, as well as wildfires in Northern California and related blackouts and power outages in that region; (k) the uncertain and ongoing impact to our supply chain of military conflicts, such as the escalating conflict between Russia and Ukraine, tariffs, sanctions and other trade measures imposed by domestic and foreign governments and the possibility of escalation of “trade wars,” cyber-attacks, and retaliatory measures; (l) the impact of infectious disease outbreaks, epidemics, and pandemics including the ongoing effects of the COVID-19 global pandemic on our financial results, revenues, customer demand, business operations and manufacturing and on the business operations of our customers, contract manufacturers and suppliers; and (m) inherent uncertainty related to global markets, including inflationary pressures, recessions, tightening monetary policy and liquidity, and the effect of such markets on demand for our products. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. For more information on the risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements contained in this press release are made as of the date thereof and the Company assumes no obligation to update such statements. We have not filed our Form 10-Q for the quarter ended April 1, 2023. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file the Form 10-Q.

VIAVI News Release
About VIAVI Solutions
VIAVI (NASDAQ: VIAV) is a global provider of network test, monitoring, and assurance solutions for communications service providers, hyperscalers, equipment manufacturers, enterprises, government, and avionics. VIAVI is also a leader in light management technologies for 3D sensing, anti-counterfeiting, consumer electronics, industrial, automotive, government and aerospace applications. Together with our customers and partners we are United in Possibility, finding innovative ways to solve real-world problems. Learn more about VIAVI at www.viavisolutions.com. Follow us on VIAVI Perspectives, LinkedIn, Twitter, YouTube and Facebook.

Investors Contact: Sagar Hebbar, 408-404-4507; sagar.hebbar@viavisolutions.com
Press Contact: Amit Malhotra, 202-341-8624; amit.malhotra@viavisolutions.com